UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On January 26, 2009, Sonic Solutions (the “Company”) noted that, after receiving final OEM and other sales reports, and posting normal quarter end adjustments (including provisions for returns); it now anticipates net revenue for the quarter ending December 31, 2008 will be approximately $26.5 million.

Item 2.05.  Costs Associated With Exit or Disposal Activities.

On January 20, 2009, Sonic Solutions (the “Company”) began implementing a restructuring of the Company’s workforce and closure of certain leased facilities.  The restructuring was implemented to respond to the current economic conditions.  The workforce restructuring will reduce worldwide headcount by approximately 75 positions and the Company expects to incur one time termination charges of approximately $0.8 million in the fourth quarter of fiscal 2009.  The Company expects to incur a charge of approximately $1.1 million related to building and office consolidations and associated charges.  As a result of these actions, the Company expects to reduce annual costs and operating expenses by approximately $8 million.

Forward Looking Statements

This Current Report on Form 8-K announcing the restructuring plan, may contain forward-looking statements, which are subject to risks and uncertainties, including without limitation: (1) the Company's ability to control costs and expenses, (2) the effectiveness of recent changes to the management and organization structure and (3) the impact of adverse changes in general socioeconomic conditions.  Discussion of additional factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is set forth under Management's Discussion and Analysis of Results of Operations and Financial Condition in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 (the “Annual Report”), its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2008, and in the Company's other SEC filings.  A copy of the Annual Report, Quarterly report and other SEC filings are available on the Company's Web site at http://www.sonic.com . The forward-looking statements disclosed in this Current Report on Form 8-K are made as of January 26, 2009, based on information available to the Company as of that date. Except as required by law, the Company does not assume any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ David C. Habiger
Name: David C. Habiger
Title: President and Chief Executive Officer
(Principal Executive Officer)

Date: January 26, 2009